State of Delaware

                        OFFICE OF THE SECRETARY OF STATE
                                                                          PAGE 1

                      ------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF "KURCHATOV RESEARCH HOLDINGS, LTD.", FILED IN THIS OFFICE ON

THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 1995, AT 9 O'CLOCK A.M.













2555570                                      /s/ Edward J. Freel
                     [SEAL]                  -----------------------------------
001180869                                    Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 0369687
                                             DATE: 04-10-00

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED O9:OO AM 10/25/1995
                                                          950246841 - 2555570




                          CERTIFICATE OF INCORPORATION
                                       OF
                        KURCHATOV RESEARCH HOLDINGS, LTD.
                            (a Delaware corporation)



         FIRST: The name of the corporation is Kurchatov Research Holdings. Ltd. (the "CorporatIon").

         SECOND: The registered office of the corporation is located at 32 Lockerman Square, in the City of Dover, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be to conduct any lawful business, to promote any lawful purpose and to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers, rights and privileges which are now and may hereafter be conferred by the General Corporation Law upon corporations formed thereunder, subject to any limitations thereof contained in the laws of the State of Delaware.

         FOURTH: The total number of shares of all classes of shares of which the Corporation shall have authority to issue is 11,000,000 shares consisting of:

         (a) 10,000,000 common shares, par value $.O01 per share; and

         (b) 1,000,00O preferred shares, par value $.O1 per share.

         The Corporation is authorized to issue the preferred shares from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights, and qualifications or restrictions, as shall be fixed by the board of directors in the resolution or resolutions providing for the issue of such shares, subject to the limitation. The board of directors is expressly authorized to adopt such resolution or resolutions providing for the issue of such shares from time to time as the board of dlrectors, in its discretion, may deem desirable.

         SIXTH: The name and address of the single incorporator is: William P. Ruffa, Ruffa & Ruffa, 160 East 58th Street, New York, New York 10155.

         SEVENTH: The by-laws of the Corporation may be made, altered, amended, changed, added to, or repealed by the board of directors of the Corporation with out the assent or vote of the stockholders. Election of directors need not be by ballot unless the by-laws so provide.

         EIGHT: The personal liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty is hereby eliminated to the full extent permitted by Delaware law (including attorneys' fees), provided that this Article shall not eliminate or limit the liability of a director for (i) any breach of a director's duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived improper personal benefit.

         NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of the stockholders or disinterested directors, or otherwise both as to the action in his official capacity and as to action in another capacity while holding such office, and shall continue as to such person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any other provision of this Article, no person shall be entitled to be indemnified by the Corporation in connection with any action, suit, or proceeding in which he is a plaintiff unless the board or directors consents to such indemnification within ninety days after the commencement of such action, suit or proceeding.

         TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


         I, THE UNDERSIGNED, to form a corporation for the purposes hereinabove stated, under and pursuant to the provision of the General Corporation Law of the State of Delaware, do hereby certify that the facts stated herein are true and hereunto set my hand and seal this 25th day of October, 1995.


                                        /s/ William P. Ruffa
                                        ----------------------------------------
                                        William P. Ruffa, Incorporator

                                State of Delaware
                         OFFICE OF THE SECRETARY OF STATE
                                                                          PAGE 1

                        ---------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "KURCHATOV RESEARCH HOLDINGS, LTD.", CHANGING ITS NAME FROM

"KURCHATOV RESEARCH HOLDINGS, LTD." TO "ADVANCED TECHNOLOGY INDUSTRIES, INC.",

FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 2000, AT 9 O'CLOCK A.M.










2555570                                      /s/ Edward J. Freel
                     [SEAL]                  -----------------------------------
001180869                                    Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 0369683
                                             DATE: 04-10-00

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 03/19/1997
                                                          971089135 - 2555570



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                        KURCHATOV RESEARCH HOLDINGS, LTD.

         Kurchatov Research Holdings, Ltd., a corporation organized and existing under the General Corporation Laws of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation by unanimous written consent duly adopted resolutions (i) setting forth the proposed amendments to the Certificate of Incorporation of the Corporation and (ii) calling for the submission of the proposed amendments to a vote of the stockholders of the Corporation for their approval and adoption. The resolutions setting forth the proposed amendments are as follows:

                  "RESOLVED, that the Corporation amend its certificate of incorporation so that:

                  Article FOURTH be amended in its entirety and that such Article, as amended, read as follows:

                  "FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares of which Fifty Million (50,000,000) shares shall be designated as common stock with a par value of one mil ($.0001) per share and One Million (1,000,000) shares shall be designated as preferred stock with a par value of One Tenth of One Cent ($.OO1) per share.

                  (b) The Corporation is authorized to issue the preferred shares from time to time in one or more series with such designations, relative rights, preference, or limitations as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issue of such shares, subject to the limitation, that if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums payable were discharged in full. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issue of such shares from time to time as the Board of Directors, in its discretion, may deem desirable."

         SECOND: That the holders of a majority of the outstanding shares of common stock of the Corporation, by a written consent in accordance with Section 228 of the Delaware General Corporation Law, did duly adopt said amendments proposed by the Board of Directors.

         THIRD: This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Laws.

         IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed hereto and this Certificate to be executed by its President and attested by its Secretary, this 12th day of March, 1997.


                                             KURCHATOV RESEARCH HOLDINGS, LTD.

Attest:

/s/ William P. Ruffa                         By: /s/ William Hustwit
----------------------------                     -------------------------------
William P. Ruffa,                                William Hustwit, President
Assistant Secretary

                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE
                                                                          PAGE 1

                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

RENEWAL OF "KURCHATOV RESEARCH HOLDINGS, LTD.", FILED IN THIS OFFICE ON THE

FIFTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.











2555570                                      /s/ Edward J. Freel
                     [SEAL]                  -----------------------------------
001180869                                    Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 0369684
                                             DATE: 04-10-00

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/24/1997
                                                          971094643 - 2555570


                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

KURCHATOV RESEARCH HOLDINGS, LTD, a

corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1.  The name of this corporation is Kurchatov Research Holdings, Ltd.
             ___________________________________________________________________

         2. Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington Zip Code 19805-1297, County of Newcastle, the name and address of its registered agent is Corporation Service Company.
             ___________________________________________________________________

         3. The date of filing of the original Certificate of Incorporation in Delaware was 10/25/95 _____________________________________________

         4 The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1997, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, William a. Hustwit the last and acting authorized officer hereunto set his/her hand to this certificate this 21st day of March 1997.


                                             BY: /s/ William Hustwit
                                                --------------------------

                              TITLE OF OFFICER: President
                                                --------------------------

                                State of Delaware

                         OFFICE OF THE SECRETARY OF STATE
                                                                          PAGE 1


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

RENEWAL OF "KURCHATOV RESEARCH HOLDINGS, LTD.", FILED IN THIS OFFICE ON THE

TWENTY-FOURTH DAY OF MARCH, A.D. 1997, AT 9 O'CLOCK A.M.













2555570                                      /s/ Edward J. Freel
                     [SEAL]                  -----------------------------------
001180869                                    Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 0369686
                                             DATE: 04-10-00

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/05/1999
                                                          991132363 - 2555570


                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

KURCHATOV RESEARCH HOLDINGS, LTD, a

corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1.  The name of this corporation is Kurchatov Research Holdings, Ltd.
             ___________________________________________________________________

         2. Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington Zip Code 19805-1297, County of Newcastle, the name and address of its registered agent is Corporation Service Company.
             ___________________________________________________________________

         3. The date of filing of the original Certificate of Incorporation in Delaware was October 25, 1995 _____________________________________

         4 The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 1999, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1999, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Jacques Saunder the last and acting authorized officer hereunto set his/her hand to this certificate this 31st day of March 1999.


                                             BY: /s/ Jacques Saunder
                                                --------------------------

                              TITLE OF OFFICER: Vice President
                                                --------------------------

                                State of Delaware

                         OFFICE OF THE SECRETARY OF STATE
                                                                          PAGE 1


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

OF THE CERTIFICATE OF AMENDMENT OF "KURCHATOV RESEARCH HOLDINGS, LTD.", FILED

IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 1997, AT 11:30 O'CLOCK A.M.


















2555570                                      /s/ Edward J. Freel
                     [SEAL]                  -----------------------------------
001180869                                    Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 0369685
                                             DATE: 04-10-00

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/01/2000
                                                          001049700 - 2555570

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        KURCHATOV RESEARCH HOLDINGS, LTD.

         The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

         FIRST: The name of the corporation is

                        KURCHATOV RESEARCH HOLDINGS, LTD.

         SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

         Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

         "FIRST: The name of the corporation is;

                      ADVANCED TECHNOLOGY INDUSTRIES, INC."

         THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this twenty-eighth day of January, 2000.


                                              S/ JACQUES SAUNDER
                                              ------------------
                                              Jacques Saunder, Vice President